Exhibit 99.1

Conference Call and Webcast

Today, March 20, 2025 at 11:00 a.m. ET

+1 (646) 307-1963 or (888) 672-2415, conference ID 1613596 or

www.bbgi.com

Replay information provided below

CONTACT:
Heidi Raphael	Ilana Goldstein
Chief Communications Officer	Director, IR & Corporate Development
Beasley Broadcast Group, Inc.	212/835-8500 or ilana@bbgi.com
239/263-5000 or Heidi.raphael@bbgi.com

BEASLEY BROADCAST GROUP REPORTS FOURTH QUARTER REVENUE OF $67.3 MILLION

NAPLES, Florida, March 20, 2025 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI) (“Beasley” or the “Company”), a multi-platform media company, today announced operating results for the three months and year ended December 31, 2024. For further information, the Company has posted a presentation to its website regarding the fourth quarter and fiscal year highlights and accomplishments that management will review on today’s conference call.

Summary of Three Month and Full-Year Results

In millions, except per share data	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net revenue	$67.3	$65.7	$240.3	$247.1
Operating income (loss) [1]	7.6	7.6	13.1	(82.0)
Net income (loss) [1]	(2.1)	6.4	(5.9)	(75.1)
Net income (loss) per diluted share [1]	(1.17)	4.25	(3.73)	(50.26)
EBITDA per Indenture (non-GAAP) [2]	$12.5	$6.2	$32.2	$23.9

1.
Net loss and net loss per diluted share in the year ended December 31, 2024 both include a $6.0 million gain on sale of an investment in Broadcast Music, Inc. Operating loss, net loss and net loss per diluted share in the year ended December 31, 2023 all reflect $98.8 million of non-cash impairment losses.
2.
Following the closure of our debt exchange, we now report EBITDA per Indenture. See “Definitions” below for additional detail.

Fourth Quarter 2024 Highlights

•
Revenue from new business declined 12.8% year-over-year
•
Generated $8.3 million in political revenue
•
Local revenue, including digital packages sold locally, accounted for 71% of net revenue
•
Digital revenue declined 4.1% year-over-year to $11.5 million
•
Digital revenue accounted for 17.1% of net revenue

FY 2024 Highlights

•
Revenue from new business increased 8.8% year-over-year
•
Generated $12.1 million in political revenue
•
Local revenue, including digital packages sold locally, accounted for 76% of net revenue

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Beasley Broadcast Group, 3/20/2025	page 2

•
Digital revenue grew 2.9% year-over-year to $46.7 million
•
Digital revenue accounted for 19.4% of net revenue

Net revenue during the three months ended December 31, 2024 increased 2.3% to $67.3 million, driven by an $8.3 million boost from political advertising in Q4. This increase helped offset ongoing softness in the commercial advertising market, as well as revenue declines related to the divestiture of our Wilmington station and the closures of our esports division and Guarantee Digital.

Beasley reported operating income of $7.6 million in the fourth quarter of 2024, compared to operating income of $7.6 million in the fourth quarter of 2023. Operating income remained steady year-over-year despite the absence of a one-time $6.0 million gain in Q4 2023 from the extinguishment of franchise fees related to the sale of the Outlaws, our eSports division. These results reflect the success of our operating initiatives, including workforce realignment, operational efficiencies, and the optimization of our cost structure.

Beasley reported a net loss of $2.1 million, or $1.17 per diluted share, in the three months ended December 31, 2024, compared to a net income of $6.4 million, or $4.25 per diluted share, in the three months ended December 31, 2023. The year-over-year decline was primarily driven by substantial one-time costs related to the Company’s September exchange offer and October refinancing, along with significant severance expenses incurred in the fourth quarter of 2024.

EBITDA per Indenture (a non-GAAP financial measure defined in our indentures and used by our creditors) was $12.5 million in the fourth quarter of 2024, compared to $6.2 million in the fourth quarter of 2023. The year-over-year increase is attributable to the Company’s disciplined expense management and strategic streamlining efforts.

Please refer to the “Reconciliation of Net Income (Loss) to Adjusted EBITDA and EBITDA per Indenture” tables at the end of this release.

Commenting on the financial results, Caroline Beasley, Chief Executive Officer said, “2024 was a transformative year for Beasley as we took decisive actions to strengthen our balance sheet, streamline our operations, and position the Company for long-term success. Through disciplined cost management and strategic capital initiatives, we achieved approximately $20.0 million in annualized expense reductions, improved our leverage profile, and enhanced our financial flexibility. These efforts, combined with the continued momentum of our digital business—now representing nearly 20% of total revenue—have reinforced our ability to navigate industry challenges while capitalizing on new growth opportunities in audio and digital media.”

“As we enter 2025, we remain focused on executing our strategy to drive sustainable revenue growth, expand our digital offerings, and optimize our sales approach. We see substantial opportunities in harnessing data-driven insights, enhancing direct-to-consumer engagement, and providing our advertisers with cutting-edge marketing solutions. With a refined portfolio of premium brands, a leaner and more agile cost structure, and a strengthened financial foundation, Beasley is well-positioned to accelerate our digital evolution and deliver long-term value for our shareholders, audiences, and partners.”

Conference Call and Webcast Information

The Company will host a conference call and webcast today, March 20, 2025 at 11:00 a.m. ET to discuss its financial results and operations. To access the conference call, interested parties may dial 1 (646) 307-1963 or (888) 672-2415, conference ID 1613596 (domestic and international callers). Participants can also listen to a live webcast of the call at the Company’s website at www.bbgi.com. Please allow 15 minutes to register and download and install any necessary software. Following its completion, a replay of the webcast can be accessed for five days on the Company’s website, www.bbgi.com.

Questions from analysts, institutional investors and debt holders may be e-mailed to ir@bbgi.com at any time up until 9:00 a.m. ET on Thursday, March 20, 2025. Management will answer as many questions as possible during the conference call and webcast (provided the questions are not addressed in their prepared remarks).

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Beasley Broadcast Group, 3/20/2025	page 3

About Beasley Broadcast Group

The Company is a multi-platform media company whose primary business is operating radio stations throughout the United States. The Company offers local and national advertisers integrated marketing solutions across audio, digital and event platforms. The Company owns and operates 57 AM and FM stations in the following large- and mid-size markets in the United States: Augusta, GA, Boston, MA, Charlotte, NC, Detroit, MI, Fayetteville, NC, Fort Myers-Naples, FL, Las Vegas, NV, Middlesex, NJ, Monmouth, NJ, Morristown, NJ, Philadelphia, PA, and Tampa-Saint Petersburg, FL. Approximately 20 million consumers listen to the Company’s radio stations weekly over-the-air, online and on smartphones and tablets, and millions regularly engage with the Company’s brands and personalities through digital platforms such as Facebook, X, text, apps and email. For more information, please visit www.bbgi.com.

For further information, or to receive future Beasley Broadcast Group news announcements via e-mail, please contact Beasley Broadcast Group, at 239-263-5000.

Definitions

EBITDA is defined as net income (loss) before interest income or expense, income tax expense or benefit, depreciation, and amortization.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain, non-operating or other items that we believe are not indicative of the performance of our ongoing operations, such as impairment losses, other income or expense, one- time severance expense, stock-based compensation or equity in earnings of unconsolidated affiliates. See “Reconciliation of Net Income (Loss) to Adjusted EBITDA and EBITDA per Indenture” for additional information.

Adjusted EBITDA can also be calculated as net revenue less operating and corporate expenses plus stock-based compensation and other one-time expenses such as severance. We define operating expenses as cost of services and selling, general and administrative expenses. Corporate expenses include general and administrative expenses and certain other income and expense items not allocated to the operating segments.

Adjusted EBITDA is a measure widely used in the media industry. The Company recognizes that because Adjusted EBITDA is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies. However, management believes that Adjusted EBITDA provides meaningful information to investors because it is an important measure of how effectively we operate our business and assists investors in comparing our operating performance with that of other media companies.

EBITDA per Indenture refers to EBITDA as defined by our creditors. The Company recognizes that because EBITDA per Indenture is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies. However, management believes that EBITDA per Indenture provides meaningful information to investors because it reflects how our creditors are benchmarking our performance.

New business revenue is defined as revenue from an advertiser that has not advertised in the prior 13 months before the start of the current quarter.

Note Regarding Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “looking ahead,” “intends,” “believes,” “expects,” “seek,” “will,” “should” or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, address matters that are, to different degrees, uncertain. Key risks are described in the Company’s reports filed with the Securities and Exchange Commission (“SEC”) including its annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including:

•
ability to comply with the continued listing standards of Nasdaq, continued listing on Nasdaq or make periodic filings with the SEC;

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Beasley Broadcast Group, 3/20/2025	page 4

•
risks from health epidemics, natural disasters, terrorism, and other catastrophic events;
•
adverse effects of inflation;
•
external economic forces and conditions that could have a material adverse impact on our advertising revenues and results of operations;
•
the ability of our stations to compete effectively in their respective markets for advertising revenues;
•
our ability to develop compelling and differentiated digital content, products and services;
•
audience acceptance of our content, particularly our audio programs;
•
our ability to respond to changes in technology, standards and services that affect the audio industry;
•
our dependence on federally issued licenses subject to extensive federal regulation;
•
actions by the FCC or new legislation affecting the audio industry;
•
increases to royalties we pay to copyright owners or the adoption of legislation requiring royalties to be paid to record labels and recording artists;
•
our dependence on selected market clusters of stations for a material portion of our net revenue;
•
credit risk on our accounts receivable;
•
the risk that our FCC licenses could become impaired;
•
our substantial debt levels and the potential effect of restrictive debt covenants on our operational flexibility and ability to pay dividends;
•
the potential effects of hurricanes, extreme weather and other climate change conditions on our corporate offices and stations;
•
the failure or destruction of the internet, satellite systems and transmitter facilities that we depend upon to distribute our programming;
•
modifications or interruptions of our information technology infrastructure and information systems;
•
the loss of executives and other key employees;
•
our ability to identify, consummate and integrate acquired businesses and stations;
•
the fact that our Company is controlled by the Beasley family, which creates difficulties for any attempt to gain control of our Company; and
•
other economic, business, competitive, and regulatory factors affecting our businesses, including those set forth in our filings with the SEC.

Our actual performance and results could differ materially because of these factors and other factors discussed in our SEC filings, including but not limited to our annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of March 20, 2025, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations, except as required by law.

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Beasley Broadcast Group, 3/20/2025	page 5

BEASLEY BROADCAST GROUP, INC.

Condensed Consolidated Statements of Net Income (Loss) - Unaudited

	Three months ended		Twelve months ended
	December 31,		December 31,
	2024	2023	2024	2023
Net revenue	$67,285,492	$65,748,658	$240,291,611	$247,109,258
Operating expenses:
Operating expenses (including stock-based compensation and excluding depreciation and amortization shown separately below)	53,233,833	56,148,960	201,768,757	208,247,221
Corporate expenses (including stock-based compensation)	4,688,478	4,865,328	17,272,696	18,246,731
Depreciation and amortization	1,780,438	2,182,369	7,236,060	8,809,343
FCC licenses impairment losses	—	969,600	—	89,214,665
Goodwill impairment losses	—	—	922,000	10,582,360
Extinguishment of franchise fee	—	(6,000,000)	—	(6,000,000)
Total operating expenses	59,702,749	58,166,257	227,199,513	329,100,320
Operating income (loss)	7,582,743	7,582,401	13,092,098	(81,991,062)
Non-operating income (expense):
Interest expense	(3,460,070)	(6,843,853)	(21,233,027)	(26,607,920)
Debt issuance expenses	(5,982,414)	—	(5,982,414)	—
Gain on sale of investment	—	—	6,026,776	—
Gain on repurchases of long-term debt	—	6,834,667	—	7,807,875
Other income, net	247,413	821,171	799,558	1,532,131
Income (loss) before income taxes	(1,612,328)	8,394,386	(7,297,009)	(99,258,976)
Income tax expense (benefit)	451,058	1,997,841	(1,344,961)	(24,287,366)
Income (loss) before equity in earnings of unconsolidated affiliates	(2,063,386)	6,396,545	(5,952,048)	(74,971,610)
Equity in earnings of unconsolidated affiliates, net of tax	4,754	(12,651)	64,790	(148,528)
Net income (loss)	$(2,058,632)	$6,383,894	$(5,887,258)	$(75,120,138)
Basic net income (loss) per share	$(1.17)	$4.26	$(3.73)	$(50.26)
Diluted net income (loss) per share	$(1.17)	$4.25	$(3.73)	$(50.26)
Basic common shares outstanding	1,754,092	1,498,529	1,579,744	1,494,686
Diluted common shares outstanding	1,754,092	1,501,400	1,579,744	1,494,686

Selected Balance Sheet Data - Unaudited

(in thousands)

	December 31,	December 31,
	2024	2023
Cash and cash equivalents	$13,773	$26,734
Working capital	16,303	38,351
Total assets	549,207	574,268
Long-term debt, net of unamortized debt issuance costs	247,118	264,203
Stockholders' equity	$147,220	$148,979

Selected Statement of Cash Flows Data – Unaudited

	Twelve months ended
	December 31,
	2024	2023
Net cash used in operating activities	$(3,711,785)	$(4,678,549)
Net cash provided by investing activities	4,322,076	6,870,446
Net cash used in financing activities	(13,571,492)	(14,992,629)
Net decrease in cash and cash equivalents	$(12,961,201)	$(12,800,732)

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Beasley Broadcast Group, 3/20/2025	page 6

Calculation of Adjusted EBITDA – Unaudited

	Three months ended		Twelve months ended
	December 31,		December 31,
	2024	2023	2024	2023
Net revenue	$67,285,492	$65,748,658	$240,291,611	$247,109,258
Operating expenses	(53,233,833)	(56,148,960)	(201,768,757)	(208,247,221)
Corporate expenses	(4,688,478)	(4,865,328)	(17,272,696)	(18,246,731)
Severance expenses	1,195,411	225,072	3,696,913	504,772
Stock-based compensation expenses	120,034	312,954	893,292	846,375
Adjusted EBITDA	$10,678,626	$5,272,396	$25,840,363	$21,966,453

Reconciliation of Net Income (Loss) to Adjusted EBITDA and EBITDA per Indenture – Unaudited

	Three months ended		Twelve months ended
	December 31,		December 31,
	2024	2023	2024	2023
Net income (loss)	$(2,058,632)	$6,383,894	$(5,887,258)	$(75,120,138)
Interest expense	3,460,070	6,843,853	21,233,027	26,607,920
Income tax benefit	451,058	1,997,841	(1,344,961)	(24,287,366)
Depreciation and amortization	1,780,438	2,182,369	7,236,060	8,809,343
EBITDA	3,632,934	17,407,957	21,236,868	(63,990,241)
Severance expenses	1,195,411	225,072	3,696,913	504,772
Stock-based compensation expenses	120,034	312,954	893,292	846,375
FCC licenses impairment losses	—	969,600	—	89,214,665
Goodwill impairment losses	—	—	922,000	10,582,360
Debt issuance expenses	5,982,414	—	5,982,414	—
Gain on sale of investment	—	—	(6,026,776)	—
Extinguishment of franchise fee	—	(6,000,000)	—	(6,000,000)
Gain on repurchases of long-term debt	—	(6,834,667)	—	(7,807,875)
Other income, net	(247,413)	(821,171)	(799,558)	(1,532,131)
Equity in earnings of unconsolidated affiliates, net of tax	(4,754)	12,651	(64,790)	148,528
Adjusted EBITDA	$10,678,626	$5,272,396	$25,840,363	$21,966,453
Non-recurring restructuring and reformatting expenses	—	197,493	760,637	197,493
Contract services	92,602	—	275,936	—
Non-cash trade adjustments	42,954	272,771	414,564	(178,329)
Property and franchise taxes	555,703	481,741	1,970,371	1,883,620
Pro-forma cost savings	1,136,989	—	2,926,187	—
EBITDA per Indenture	$12,506,874	$6,224,401	$32,188,058	$23,869,237

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